TIMET ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 19, 2011 . . . Titanium Metals Corporation (“TIMET”) (NYSE:  TIE) announced at its annual stockholder meeting held today its stockholders had:

•	re-elected each of Keith R. Coogan, Glenn R. Simmons, Harold C. Simmons, Thomas P. Stafford, Steven L. Watson, Terry N. Worrell and Paul J. Zucconi. as a director for a one year term;
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2011 annual meeting; and
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approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

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